Exhibit 99.1

NEWS RELEASE

Contacts:

Media – John Vigeland

(920) 429.4132

Investor Relations

(920) 429.7039

SHOPKO STORES ANNOUNCES AGREEMENT TO BE

ACQUIRED BY AN AFFILIATE OF SUN CAPITAL PARTNERS, INC.

●	Company terminates merger agreement with affiliate of Goldner Hawn
●

Company signs merger agreement to be acquired for $29.00 per share plus an increase in the per share price of 6 percent per annum each day from December 15, 2005 through the closing date by an affiliate of Sun Capital Partners, Inc.

GREEN BAY, Wis. (October 18, 2005)  ShopKo Stores, Inc. (NYSE: SKO) announced today it has signed a definitive merger agreement to be acquired by an affiliate of Sun Capital Partners, Inc. to acquire the Company for $29.00 per share plus an increase in the per share price of 6 percent per annum each day beginning on December 15, 2005 and ending on the closing date of the transaction.  ShopKo terminated the merger agreement between the Company and Badger Retail Holding, Inc., an affiliate of Goldner Hawn Johnson & Morrison Incorporated (“GHJM”), immediately prior to signing the merger agreement with the Sun Capital affiliate.

ShopKo’s Board of Directors approved the transaction based upon the unanimous recommendation of the Special Committee of disinterested and independent directors.  Merrill Lynch & Co. served as financial advisor to the Special Committee and provided the Special Committee with a fairness opinion.  Sidley Austin Brown & Wood LLP acted as legal advisor to the Special Committee and Godfrey & Kahn, S.C. acted as legal advisor to the Board of Directors in connection with the transaction.  Morgan, Lewis & Bockius LLP served as counsel to the Sun Capital affiliate.

In reaching its conclusions to adopt and approve and authorize the execution of the merger agreement with the Sun Capital affiliate and to recommend to ShopKo’s shareholders that they vote in favor of the merger agreement, the Special Committee and the Board of Directors took into account, among other things, the receipt of a binding offer of $29.00 per share from Badger Retail Holding, Inc., an affiliate of GHJM; Sun Capital’s financial resources, experience in the retail industry, relationships with key retail vendors and other suppliers, and experience in successfully completing transactions of this type; and the expected impact of the Sun Capital transaction on ShopKo’s employees, customers, suppliers and other stakeholders and the communities in which ShopKo conducts business and operates stores.

ShopKo’s Board of Directors authorized the delivery of a notice of termination of the prior merger agreement to the GHJM affiliate, along with the payment of the $13.5 million break-up fee required by that agreement.  In addition, the Board of Directors has canceled the Special Meeting of Shareholders scheduled for October 26, 2005 to consider the merger agreement with the GHJM affiliate.

Gary Talarico, managing director of Sun Capital Partners, Inc. commented, “We are very pleased to have executed the definitive merger agreement with ShopKo Stores and look forward to closing the transaction as quickly as possible.  As one of the most active private investment firms in the retail sector, we are enthusiastic about ShopKo joining our family of leading retailers and we look forward to working with the management team and employees of the company to continue to deliver excellent value to the customers and communities that ShopKo serves.”

The transaction with the Sun Capital affiliate is expected to be completed in December 2005 or January 2006, which both fall in ShopKo’s fourth fiscal quarter.  The transaction is subject to approval by ShopKo’s shareholders and certain other conditions, including regulatory approvals.  The transaction is not subject to a financing condition.  Commitment letters have been obtained for all necessary debt financing in connection with the transaction from Wachovia Bank, National Association, Wachovia Capital Markets LLC and Ableco Finance LLC and an equity commitment letter has been delivered by Sun Capital Partners IV, LP.

Sun Capital Partners, Inc. is a leading private investment firm focused on leveraged buyouts and investments in market-leading companies that can benefit from its in-house operating experience and expertise.  Sun Capital Partners, Inc. has offices in Boca Raton, Los Angeles, New York, and London.  With more than $2.5 billion of equity capital under management, affiliates of Sun Capital Partners, Inc. have acquired approximately 100 companies throughout the world with consolidated sales in excess of $22.0 billion.

ShopKo Stores, Inc. is a retailer of quality goods and services headquartered in Green Bay, Wis., with stores located throughout the Midwest, Mountain and Pacific Northwest regions.  Retail formats include 137 ShopKo stores, providing quality name-brand merchandise, great values, pharmacy and optical services in mid-sized to larger cities; 218 Pamida stores, 116 of which contain pharmacies, bringing value and convenience close to home in small, rural communities; and three ShopKo Express Rx stores, a new and convenient neighborhood drugstore concept.  With more than $3.0 billion in annual sales, ShopKo Stores, Inc. is listed on the New York Stock Exchange under the symbol SKO.  For more information about ShopKo, Pamida or ShopKo Express Rx, visit our website at http://www.shopko.com.

Statements in this press release about the expected timing, completion and effects of the proposed merger and all other statements other than historical facts constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements.  All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements.  For example, ShopKo may not be able to complete the proposed merger with the Sun Capital affiliate, the terms in the existing merger agreement or other acceptable terms or at all because of a number of factors, including the failure to obtain shareholder approval or the failure to satisfy the other closing conditions.  These factors, and other factors that may affect the business or financial results of ShopKo are described in ShopKo’s filings with the SEC, including ShopKo’s annual report on Form 10-K for the fiscal year ended January 29, 2005, as amended.

In connection with ShopKo’s solicitation of proxies with respect to the meeting of shareholders called in connection with the proposed merger with the Sun Capital affiliate, ShopKo will file with the SEC, and furnish to shareholders of ShopKo, a proxy statement.  Shareholders are advised to read the proxy statement when it is finalized and distributed to shareholders because it will contain important information.  Shareholders are able to obtain a free-of-charge copy of the proxy statement when available and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov, by directing a request by mail or telephone to ShopKo Stores, Inc., P.O. Box 19060, Green Bay, WI 54307, Attention: Corporate Secretary, Telephone: 920-429-2211, or from ShopKo’s website, http://www.shopko.com.

ShopKo and certain of its directors, executive officers and other members of management and employees may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from shareholders of ShopKo in favor of the proposed merger.  Information regarding the persons who may be considered “participants” in the solicitation of proxies, including their beneficial ownership of ShopKo common stock as of April 30, 2005 is set forth in ShopKo’s annual report on Form 10-K for the fiscal year ended January 29, 2005, as amended.  Additional information about the interests of potential participants will be included in the proxy statement ShopKo will file with the SEC.

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